RIVIERA HOLDINGS CORPORATION
                        OFFER TO PURCHASE FOR CASH UP TO
                       500,000 SHARES OF ITS COMMON STOCK
                   AT A PURCHASE PRICE OF $7.50 NET PER SHARE

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, FEBRUARY 2, 2000, UNLESS THE OFFER IS EXTENDED.

                                                               December 28, 1999

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated December 28, 1999 (the "Offer to Purchase") and the related Letter of Transmittal (which, as amended, supplemented or otherwise modified from time to time, together constitute the "Offer") in connection with the offer by Riviera Holdings Corporation, a Nevada corporation (the "Company"), to purchase up to 500,000 shares (or such lesser number of shares as are properly tendered) of its Common Stock, par value $.001 per share (the "Shares"), at a price of $7.50 per Share, net to the seller in cash, without interest thereon (the "Purchase Price"), upon the terms and subject to the conditions of the Offer.

     Upon the terms and subject to the conditions of the Offer, if at the expiration date of the Offer, more than 500,000 Shares (or such greater number of Shares as the Company may elect to purchase) are properly tendered and not properly withdrawn, the Company will buy Shares first from all Odd Lot Holders (as defined in the Offer to Purchase) who properly tendered all of their shares and then on a pro rata basis from stockholders who properly tender Shares at the Purchase Price (and do not properly withdraw such Shares prior to the expiration date of the Offer).

     A TENDER OF YOUR SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD THEREOF AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER YOUR SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions of the Offer.

     Please note the following:

          1. Shares may be tendered at $7.50 per Share, as indicated in the attached Instruction Form, net to the seller in cash, without interest thereon.

          2. The priority in which Shares shall be purchased in the event of proration may be designated.

          3. The Offer is not conditioned on any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions set forth in the Offer to Purchase.

          4. The Offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on Wednesday, February 2, 2000, unless the Offer is extended (the "Expiration Date").

          5. The Offer is for 500,000 Shares, constituting approximately 11% of the Shares outstanding as of December 15, 1999.

          6. The Board of  Directors  of the  Company  has  approved  the Offer.
     However, neither the Company nor its Board of Directors makes any recommendation to stockholders as to whether to tender or refrain from tendering their Shares. Each stockholder must make the decision whether to tender such stockholder's Shares and, if so, how many Shares to tender.

          7. Tendering stockholders will not be obligated to pay any brokerage fees or commissions or solicitation fees to the Depositary (as defined in the Offer to Purchase), Information Agent (as defined in the Offer to Purchase) or the Company or, except as set forth in the Letter of Transmittal, stock transfer taxes on the transfer of Shares pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required tax payer identification information is provided. See Instruction 12 of the Letter of Transmittal.

          8. If you held beneficially or of record, as of the close of business on December 28, 1999 and continue to hold as of the Expiration Date, an aggregate of fewer than 100 Shares, and you instruct us to tender on your behalf all such Shares before the Expiration Date and check the box captioned "Odd Lots" in the attached Instruction form, the Company, upon the terms and subject to the conditions of the Offer, will accept all such Shares for purchase before proration, if any, of the purchase of other Shares properly tendered.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Shares, all such Shares will be tendered unless otherwise indicated on the attached Instruction Form.

     PLEASE FORWARD YOUR INSTRUCTION FORM TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER YOUR SHARES ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     As described in the Offer to Purchase, if more than 500,000 Shares (or such greater number of Shares as the Company may elect to purchase) have been properly tendered and not properly withdrawn prior to the Expiration Date, the Company will purchase tendered Shares properly tendered and not properly withdrawn prior to the Expiration Date, first from all Odd Lot Holders who tendered all of their Shares (as defined in the Offer to Purchase) and then on a pro rata basis (with appropriate adjustments to avoid purchases of fractional Shares) from all other stockholders as described in the Offer to Purchase.

     The Offer is being made solely pursuant to the Offer to Purchase and the related Letter of Transmittal. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities laws of such jurisdiction.


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

                                INSTRUCTION FORM

        INSTRUCTIONS FOR TENDER OF SHARES OF RIVIERA HOLDINGS CORPORATION

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated December 28, 1999 (the "Offer to Purchase") and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") in connection with the offer by Riviera Holdings Corporation, a Nevada corporation (the "Company"), to purchase up to 500,000 shares (or such lesser number of shares as are properly tendered) of its Common Stock, par value $.001 per share (the "Shares"), at the price of $7.50 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

     This will instruct you to tender to the Company, on (our) (my) behalf, the number of Shares indicated below (or if no number is indicated below, all Shares) which are beneficially owned by (us) (me) and registered in your name, upon the terms and subject to the conditions of Offer.

NUMBER OF SHARES TO BE TENDERED: SHARES*

-------------------------
* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

     THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

                                    ODD LOTS

[ ] By checking this box the undersigned represents that the undersigned owned beneficially or of record as of the close of business on December 28, 1999 and continues to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares and is tendering all of such Shares.

Dated:  ________________, 2000

                                   SIGN HERE:

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Signature(s)

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Print Name(s)

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Address(es)

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Area Code and Telephone Number

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Taxpayer Identification or Social Security Number


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